PRESS RELEASE

April 20, 2004                                               W. H. Hardman, Jr.
Greenville, South Carolina                                   (864) 255-4127

                    DELTA WOODSIDE INDUSTRIES, INC. ANNOUNCES
                        THIRD QUARTER FISCAL 2004 RESULTS
                           AND DELISTING FROM THE NYSE

         Delta Woodside Industries, Inc. (NYSE-DLW) reported net sales of $37.9 million for the quarter ended March 27, 2004, a decrease of 18.4% when compared to net sales of $46.5 million for the quarter ended March 29, 2003. The decrease from the prior year quarter was the result of reduced unit sales partially offset by a 6.0% increase in average sales price. For the nine months ended March 27, 2004, the Company reported net sales of $129.0 million as compared to net sales of $128.5 million for the previous year nine months ended March 29, 2003. The increase was the result of a 1.2% increase in average sales price partially offset by a decline in unit sales. Unit sales declined in both the quarter and nine-month periods primarily as a result of weaker retail sales partially offset by improved demand for military fabrics. Product mix changes accounted for the increase in average sales price.

         The Company reported an operating loss of $1.2 million for the quarter ended March 27, 2004 compared to an operating loss of $0.5 million in the prior year quarter. For the nine months ended March 27, 2004 the Company reported an operating loss of $1.3 million compared to an operating profit of $3.8 million for the nine months ended March 29, 2003. The Company reported a net loss of $2.3 million or $0.40 per common share for the quarter ended March 27, 2004 compared to a net loss of $1.1 million or $0.19 per common share for the quarter ended March 29, 2003. For the nine months ended March 27, 2004, the Company reported a net loss of $4.8 million or $0.82 per common share as compared to net income of $0.6 million and $0.10 per common share for the previous year's nine months ended March 29, 2003. The increase in operating loss in the current year quarter was the result of reduced absorption of manufacturing costs due to reduced running schedules and deteriorating margins on commodity products due to continued pressure from imports coupled with over capacity of domestic textile production, partially offset by an improved product mix. The operating loss for the current year nine month period resulted principally from unabsorbed manufacturing costs associated with reduced running schedules brought on by reduced customer demand.

         For the current quarter ended March 27, 2004 the Company recorded an income tax benefit of $35,000. For the prior year quarter and nine months ended March 29, 2003, the Company recorded a tax benefit of $0.7 million and a tax expense of $0.4 million, respectively.

         As a result of the operating loss in the current year third quarter, the Company's operating subsidiary Delta Mills, Inc. was not in compliance with the maximum leverage ratio covenant of its $50 million revolving credit agreement with GMAC at the end of the third quarter of fiscal 2004. GMAC has granted Delta Mills a waiver and amendment that waives the existing default with respect to the maximum leverage ratio covenant, temporarily amends the maximum leverage ratio covenant for the fourth quarter of fiscal 2004, and temporarily eliminates the fixed charge coverage ratio covenant for the fourth quarter of fiscal 2004. The waiver and amendment also reduces Delta Mills' availability under the credit facility by $7 million for the remaining term of the facility and increases the interest rates under the credit facility by 125 basis points; however, the interest rates will revert to their pre-amendment levels if Delta Mills has net income for fiscal 2005 and no event of default exists under the credit facility.

         The New York Stock Exchange announced on April 20, 2004 that trading on the NYSE in the common stock of the Company, ticker symbol DLW, will be suspended prior to the opening of trading on Friday, April 23, 2004, and that the NYSE will subsequently delist the Company's common stock. The Company intends to move its listing to the Over the Counter Bulletin Board (OTC-BB) and expects its common stock to be quoted on the OTC Bulletin Board beginning at the opening of trading on Friday, April 23, 2004.

         The Company was operating under a plan to address by March 31, 2004 its non-compliance with the NYSE's continued listing requirement to maintain an average global market capitalization of at least $15 million over a consecutive 30 trading-day period, but the Company was unable to return to compliance within the required time frame. Furthermore, the NYSE has announced that it is seeking to amend its continued listing criteria to require an average global market capitalization of $25 million. In addition, the NYSE has announced that it is seeking to amend its current continued listing criteria that require a listed company to maintain total stockholder's equity of $50 million if its average global market capitalization is less than $50 million to increase both thresholds to $75 million. It was evident to the Company that under the new NYSE continued listing criteria, the Company could meet neither the $25 million average global market capitalization requirement nor the $75 million total shareholder's equity requirement for companies with average global market capitalization of less than $75 million.

         The Company has decided to move its listing to the OTC Bulletin Board for the foreseeable future. If business conditions improve sufficiently for the Company to meet the listing criteria of one of the major exchanges, the Company will consider the possibility of moving its listing to one of the major exchanges.

         The preceding discussion contains certain "forward-looking statements". These are based on the Company's expectations and are necessarily dependent upon assumptions, estimates and data that the Company believes are reasonable and accurate but may be incorrect, incomplete or imprecise. Forward-looking statements are also subject to a number of business risks and uncertainties, any of which could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. These risks and uncertainties include, among others, changes in the retail demand for apparel products, the cost of raw materials, competitive conditions in the apparel and textile industries, the relative strength of the United States dollar as against other currencies, changes in United States and international trade regulations, including without limitation the expected end of quotas on textile and apparel products among World Trade Organization (WTO) member states in 2005, and the discovery of unknown conditions (such as with respect to environmental matters and similar items). Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized.

         The Company does not undertake to publicly update or revise the forward-looking statements even if it becomes clear that any projected results will not be realized.

         Delta Woodside Industries, Inc., headquartered in Greenville, South Carolina, manufactures and sells textile products for the apparel industry. The Company, which employs approximately 1,600 people, operates five plants located in South Carolina.
                                       ###


















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

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
Delta Woodside Industries Inc.
(In Thousands)
                                                    March 27, 2004      June 28, 2003
                                                   -----------------    -------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                               $     723        $     781
  Accounts receivable:
     Factor and other                                        34,877           44,628
     Less allowances for returns                                 90              180
                                                   -----------------    -------------
                                                             34,787           44,448
  Inventories
     Finished goods                                           7,533            7,711
     Work in process                                         26,924           25,765
     Raw materials and supplies                               7,764           10,659
                                                   -----------------    -------------
                                                             42,221           44,135

  Deferred income taxes                                         871              955
  Other assets                                                  386              519
                                                   -----------------    -------------
                    TOTAL CURRENT ASSETS                     78,988           90,838

ASSETS HELD FOR SALE                                          3,781            3,948

PROPERTY, PLANT AND EQUIPMENT, at cost                      161,722          157,400
     Less accumulated depreciation                           97,669           90,619
                                                   -----------------    -------------
                                                             64,053           66,781

DEFERRED LOAN COSTS AND OTHER ASSETS                            420              503

                                                   -----------------    -------------
                                                         $  147,242       $  162,070
                                                   =================    =============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade accounts payable                                 $   11,081       $   14,217
  Revolver                                                   22,734           24,856
  Accrued employee compensation                               3,278            1,414
  Accrued and sundry liabilities                              8,699           10,303
                                                   -----------------    -------------
                    TOTAL CURRENT LIABILITIES                45,792           50,790
LONG-TERM DEBT                                               31,941           31,941
DEFERRED COMPENSATION                                         2,476            7,578
NON-CURRENT DEFERRED INCOME TAXES                               871              955
SHAREHOLDERS' EQUITY
  Common Stock -- par value $.01 a share -- authorized
50,000,000 shares, issued and outstanding 6,025,000 shares
at March 27, 2004 and 5,862,000 at June 28, 2003                 60               59

  Additional paid-in capital                                 87,038           86,869
  Accumulated deficit                                       (20,936)         (16,122)
                                                   -----------------    -------------
                                                             66,162           70,806
COMMITMENTS AND CONTINGENCIES
                                                   -----------------    -------------
                                                         $  147,242       $  162,070
                                                   =================    =============



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

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
Delta Woodside Industries Inc.
(In Thousands, except per share data)


                                                    3 Mths Ended      3 Mths Ended      9 Mths Ended     9 Mths Ended
                                                      March 27,        March 29,         March 27,         March 29,
                                                        2004              2003              2004             2003
                                                   ---------------- ----------------- ----------------- ----------------

Net sales                                                 $ 37,919          $ 46,489         $ 129,000        $ 128,521

Cost of goods sold                                          36,241            43,649           122,290          116,451
                                                   ---------------- ----------------- ----------------- ----------------
Gross profit                                                 1,678             2,840             6,710           12,070
Selling, general and administrative expenses                 2,902             2,969             8,713            8,430
Impairment and restructuring charges                                             398                                398
Other income                                                    28                48               729              536
                                                   ---------------- ----------------- ----------------- ----------------
  OPERATING PROFIT (LOSS)                                   (1,196)             (479)           (1,274)           3,778
Other (expense) income:
  Interest expense                                          (1,172)           (1,326)           (3,540)          (4,097)
  Gain on extinguishment of debt                                                                                  1,303
                                                   ---------------- ----------------- ----------------- ----------------
                                                            (1,172)           (1,326)           (3,540)          (2,794)
                                                   ---------------- ----------------- ----------------- ----------------

INCOME (LOSS) BEFORE INCOME TAXES                           (2,368)           (1,805)           (4,814)             984
Income tax expense (benefit)                                   (35)             (705)                               369
                                                   ---------------- ----------------- ----------------- ----------------

NET INCOME (LOSS)                                         $ (2,333)         $ (1,100)         $ (4,814)          $  615
                                                   ================ ================= ================= ================

Basic and diluted earnings (loss) per share               $  (0.40)         $  (0.19)         $  (0.82)          $ 0.10
                                                   ================ ================= ================= ================

Weighted average shares outstanding                          5,893             5,862             5,892            5,861
                                                   ================ ================= ================= ================




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

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
Delta Woodside Industries Inc.
(In Thousands)
                                                      9 Mths Ended                 9 Mths Ended
                                                     March 27, 2004               March 29, 2003
                                                 -----------------------      ------------------------

OPERATING ACTIVITIES
  Net income (loss)                                          $   (4,814)                     $    615
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Depreciation                                                 6,595                         6,874
     Amortization                                                    83                           101
     Gain on early retirement of debt                                                          (1,303)
     Provision for impairment and restructuring                                                   398
     Gains on disposition of property
        and equipment                                              (253)                         (433)
     Change in deferred income taxes                                                              340
     Deferred compensation                                       (2,780)                          113
     Changes in operating assets and liabilities                  6,693                        (2,625)
                                                 -----------------------      ------------------------

           NET CASH PROVIDED BY
                   OPERATING ACTIVITIES                           5,524                         4,080
                                                 -----------------------      ------------------------

INVESTING ACTIVITIES
  Property, plant and equipment:
     Purchases                                                   (3,858)                       (4,648)
     Proceeds of dispositions                                       424                           807
                                                 -----------------------      ------------------------
           NET CASH USED IN
                   INVESTING ACTIVITIES                          (3,434)                       (3,841)
                                                 -----------------------      ------------------------


FINANCING ACTIVITIES
  Proceeds from revolving lines of credit                       136,497                       134,625
  Repayments on revolving lines of credit                      (138,619)                     (132,587)
  Repurchase and retirement of long term debt                                                  (1,778)
  Repurchase common stock                                           (26)                          (24)
                                                 -----------------------      ------------------------
           NET CASH PROVIDED BY (USED IN)
                   FINANCING ACTIVITIES                          (2,148)                          236
                                                 -----------------------      ------------------------

INCREASE (DECREASE) IN CASH
                    AND CASH EQUIVALENTS                            (58)                          475


Cash and cash equivalents at beginning of period                    781                           314
                                                 -----------------------      ------------------------

             CASH AND CASH EQUIVALENTS
                    AT END OF PERIOD                           $    723                      $    789
                                                 =======================      ========================

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